                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                            MITCHAM INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)  Amount Previously Paid:

--------------------------------------------------------------------------------

2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3)  Filing Party:

--------------------------------------------------------------------------------

4)  Date Filed:

--------------------------------------------------------------------------------

                            MITCHAM INDUSTRIES, INC.
                                8141 SH 75 SOUTH
                                  P.O. BOX 1175
                             HUNTSVILLE, TEXAS 77342


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 2003

To our Shareholders:

         We will hold the Annual Meeting of Shareholders of Mitcham Industries, Inc., a Texas corporation, on July 17, 2003, at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas at 10:00 a.m., local time, for the following purposes:

         1. The election of five individuals to serve on our Board of Directors until the next annual meeting of shareholders or until their respective successors are elected and qualified.

         2. The ratification of the selection of Hein + Associates LLP as our independent auditors for the fiscal year ending January 31, 2004.

         3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.

         Our Board of Directors has established the close of business on May 23, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held July 17, 2003, and any adjournment or postponement thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, EVEN IF YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.


                                    Sincerely,




                                    P. Blake Dupuis
                                    Secretary


June 12, 2003

                    -----------------------------------------

                            MITCHAM INDUSTRIES, INC.
                                8141 SH 75 SOUTH
                                  P.O. BOX 1175
                             HUNTSVILLE, TEXAS 77342
                    -----------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 2003
                    -----------------------------------------


                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mitcham Industries, Inc., a Texas corporation, of proxies from the holders of record of our common stock, par value $.01 per share ("Common Stock"), at the close of business on May 23, 2003, for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas at 10:00 a.m., local time, on July 17, 2003, and any adjournment or postponement thereof.

         This Proxy Statement, the attached proxy card and our Annual Report for the fiscal year ended January 31, 2003 are being mailed together on or about June 12, 2003, to each of our shareholders entitled to notice of and to vote at the Annual Meeting. Our principal place of business is located at 8141 SH 75 South, P.O. Box 1175, Huntsville, Texas 77342.

         Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of each of the five individuals nominated for election as directors; (ii) the ratification of the selection of Hein + Associates LLP as our independent auditors for the fiscal year ending January 31, 2004; and (iii) as recommended by our Board of Directors with regard to any other matters, or if no recommendation is given, at the discretion of the appointed proxies.

         Any proxy given on the enclosed proxy card may be revoked by the applicable shareholder at any time before it is voted by (i) providing us with a written revocation notice or another proxy card or other form of proxy bearing a later date (in each case, delivered to our principal place of business at 8141 SH 75 South, P.O. Box 1175, Huntsville, Texas 77342, marked "Proxy Information Enclosed, Attention: Corporate Secretary") or (ii) by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

         The solicitation of proxies will be conducted by mail and we will bear all costs associated with such solicitation, which we anticipate will cost approximately $9,000. In addition to the direct expenses of preparing and mailing the solicitation materials in connection with the Annual Meeting, we will reimburse brokerage houses, custodians, nominees and fiduciaries for all reasonable out-of-pocket expenses incurred in connection with the forwarding of our solicitation materials to the beneficial owners of Common Stock. In addition, we may conduct further solicitations of proxies in person or by telephone through our directors, officers and employees, none of whom will receive any additional salary or compensation for assisting in the solicitation of proxies.

                              VOTING OF SECURITIES

         Our Board of Directors has fixed the close of business on May 23, 2003, as the record date for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 23, 2003, there were 8,742,801 issued and outstanding shares of Common Stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

         Our Amended and Restated Bylaws provide that the presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Assuming such a majority is present, the election of directors will require a plurality of the votes cast at the Annual Meeting. The ratification of the selected independent auditors will require the affirmative vote of a majority of the total shares of Common Stock voting for or against or expressly abstaining at the Annual Meeting. Abstentions from and broker non-votes on the proposal to elect directors will be counted for purposes of determining the presence of a quorum, but will not be included in the total shares voted for or against any nominee. A broker non-vote occurs if a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary authority to vote the applicable shares of Common Stock and has not received instructions from the beneficial owner with respect to how to vote such shares of Common Stock on the particular item of business. Abstentions from any item of business other than the election of directors will have the same legal effect as a vote against the applicable proposal, but a broker non-vote will not be counted for purposes of determining whether a majority vote is achieved with respect to the ratification of the selected independent auditors or any other item of business properly coming before the Annual Meeting.

         For a period of 10 days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our principal place of business, which is located at 8141 SH 75 South, P.O. Box 1175, Huntsville, Texas 77342.

             PRINCIPAL HOLDERS OF SECURITIES AND SECURITY OWNERSHIP
                                  OF MANAGEMENT

         PRINCIPAL HOLDERS OF SECURITIES. The following table sets forth the beneficial ownership of the outstanding shares of Common Stock as of May 23, 2003, with respect to each person we know to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.



NAME AND ADDRESS                                             COMMON STOCK
OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED
-------------------                              --------------------------------------
                                                 NUMBER OF SHARES      PERCENT OF CLASS
                                                 ----------------      ----------------
Billy F. Mitcham, Jr. ........................         648,216(1)                  7.2%
P. O. Box 1175
Huntsville, Texas 77342

R. Chaney & Partners IV L.P. .................       1,274,300(2)                 14.6%
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010

Dimensional Fund Advisors, Inc. ..............         661,700(3)                  7.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Stuart Sternberg .............................         929,000(4)                 10.6%
c/o Spear Leeds & Kellogg
120 Broadway
New York, New York 10271

----------

(1) Includes 275,000 shares of Common Stock owned directly by Billy F. Mitcham, Jr. and an aggregate of 134,634 shares owned by Billy F. Mitcham, Sr. (77,040 shares) and two trusts established for the benefit of the sons of Mr. Mitcham, Jr. (the "Mitcham Children's Trusts") (57,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying currently exercisable options, and options that will become exercisable within 60 days, to purchase an aggregate of 238,582 shares of Common Stock, as follows: Billy F. Mitcham, Jr. (192,832 shares) and Billy F. Mitcham, Sr. (45,750 shares).


(2) As of November 6, 1998, based upon information contained in a Form 4, filed jointly by R. Chaney & Partners IV L.P. ("Fund IV"), R. Chaney & Partners III L.P. ("Fund III"), R. Chaney Investments, Inc. ("Investments") and R. Chaney & Partners, Inc. ("Partners") with the United States Securities and Exchange Commission (the "SEC"). The Form 4 indicates that Fund IV beneficially owns and has sole disposition and voting power over 1,009,300 shares and Fund III beneficially owns and has sole disposition and voting power over 265,000 shares. Investments is the sole general partner of Fund IV, Partners is the sole general partner of Fund III and Robert H. Chaney is the sole shareholder of Investments and Partners.


(3) As of December 31, 2002, based upon information contained in a Schedule 13G/A, dated February 3, 2003, filed with the SEC by Dimensional Fund Advisors, Inc. ("Dimensional"). All securities reported in the Schedule 13G/A filed by Dimensional are owned by certain of its clients, none of which is known by Dimensional to own more than 5% of the outstanding shares of Common Stock.


(4) As of March 14, 2003, based upon information contained in a Schedule 13G, dated March 19, 2003, filed with the SEC by Stuart Sternberg.

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the beneficial ownership of Common Stock as of May 23, 2003, by (i) each executive officer whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2003; (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.

                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                         --------------------------------------
NAME OF BENEFICIAL OWNER                                 NUMBER OF SHARES      PERCENT OF CLASS
                                                         ----------------      ----------------
Billy F. Mitcham, Jr. ................................         648,216(1)                  7.2%
William J. Sheppard ..................................          50,427(2)                    *
P. Blake Dupuis ......................................         145,500(3)                  1.6%
Christopher C. Siffert ...............................          55,000(4)                    *
Paul Guy Rogers ......................................          10,000(4)                    *
R. Dean Lewis ........................................          42,000(4)                    *
John F. Schwalbe .....................................          44,000(4)                    *
Peter H. Blum ........................................         269,803(5)                  3.1%
All directors and executive officers as a group
   (8 persons) .......................................       1,264,946(6)                 13.5%

----------

   *Less than 1%


   (1) Includes 275,000 shares of Common Stock owned directly by Billy F. Mitcham, Jr. and an aggregate of 134,634 shares owned by Billy F. Mitcham, Sr. (77,040 shares) and the Mitcham Children's Trusts (57,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying currently exercisable options, and options that will become exercisable within 60 days of May 23, 2003, to purchase an aggregate of 238,582 shares of Common Stock, as follows: Billy F. Mitcham, Jr. (192,832 shares) and Billy F. Mitcham, Sr. (45,750 shares).


   (2)  Includes 50,000 shares underlying currently exercisable options.

   (3)  Includes 135,500 shares underlying currently exercisable options.

   (4)  Represents shares underlying currently exercisable options.

   (5) Includes 30,000 shares underlying currently exercisable options, 22,624 shares underlying currently exercisable warrants, and 2,000 shares owned by Mr. Blum's spouse's IRA.

   (6) Includes shares underlying currently exercisable options and warrants, and options that will become exercisable within 60 days, to purchase an aggregate of 627,706 shares of Common Stock, as follows: the 238,582 shares referred to in footnote (1) above, and an aggregate of 389,124 shares attributable to William J. Sheppard (50,000 shares), P. Blake Dupuis (135,500 shares), Christopher C. Siffert (55,000 shares), Paul Guy Rogers (10,000 shares), R. Dean Lewis (42,000 shares), John F. Schwalbe (44,000 shares) and Peter H. Blum (30,000 shares - options; and 22,624 shares - warrants).

                              ELECTION OF DIRECTORS

         Five individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting or until their respective successors are elected and qualified. Shares or proxies may not be voted for more than five director nominees. All of the director nominees are currently serving on our Board of Directors.

         Mr. William J. Sheppard, a valued member of our Board of Directors since 1994, resigned as a director effective January 22, 2003. See "Certain Transactions and Relationships - Resignation of William J. Sheppard." In connection with Mr. Sheppard's resignation, on February 4, 2003, the remaining members of our Board of Directors, acting pursuant to the board's authority under Section 2 of Article III of our Amended and Restated Bylaws, adopted a resolution decreasing the number of directorships comprising our Board of Directors from six to five.

         The persons appointed as proxies in the enclosed proxy card will vote such proxy "FOR" the persons nominated for election to our Board of Directors, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board of Directors.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW.

         INFORMATION ABOUT NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS. The following states the present position, principal occupation and age for each director nominee and each of our executive officers, and, for our executive officers serving as directors, the year in which each was first elected as a director (each having continuously served since first being elected). Messrs. Siffert and Rogers are not directors or nominees.

NAME                                              PRINCIPAL OCCUPATION                          AGE     DIRECTOR SINCE
----------------------       ---------------------------------------------------------------  -------   --------------
Billy F. Mitcham, Jr.        Chairman of the Board, President and Chief Executive               55           1987
                             Officer. Mr. Mitcham has more than 20 years of experience in the geophysical industry. From 1979 to 1987, he served in
                             various management capacities with Mitcham Associates, an
                             unrelated equipment leasing company. From 1975 to 1979, Mr.
                             Mitcham served in various capacities with Halliburton
                             Services, primarily in oilfield services.

P. Blake Dupuis              Chief Operating Officer, Chief Financial Officer and               49           2000
                             Secretary and a director. From September 1996 to July 1998,
                             Mr. Dupuis served as Chief Financial Officer of UTI Energy
                             Corp. From April 1996 to September 1996, Mr. Dupuis served as Chief Financial Officer of Adcor-Nicklos Drilling Company
                             and from December 1993 to April 1996, he served as Chief
                             Financial Officer of Coastwide Energy Services, Inc. Mr.
                             Dupuis is a Certified Public Accountant.

NAME                                              PRINCIPAL OCCUPATION                           AGE     DIRECTOR SINCE
-----------------------      ---------------------------------------------------------------   -------   --------------
Peter H. Blum                Since November 1998, Mr. Blum has been President of Bear             46           2000
                             Ridge Capital, L.L.C., a private investment banking firm.
                             From June 1998 until March 2003, Mr. Blum served as Director, and from September 2001 until March 2003 as Executive Vice
                             President, of Mallon Resources Corporation, an oil and gas
                             exploration and production company that merged with Black
                             Hills Corporation on March 10, 2003. During 1997 and 1998,
                             Mr. Blum served as Senior Managing Director of GBI Capital
                             Management, now known as Landenburg Thalman Capital
                             Management. From December 1996 through 1997, Mr. Blum was a
                             Managing Director and head of the energy group at Rodman &
                             Renshaw.

R. Dean Lewis                Dr. Lewis is the Dean of the Business School at Sam Houston          59           1995
                             State University and has served in this capacity since
                             October 1995. From 1987 to October 1995, Dr. Lewis was the
                             Associate Dean and Professor of Marketing at Sam Houston
                             State University. Prior to 1987, Dr. Lewis held a number of executive positions in the banking and finance industries.

John F. Schwalbe             Mr. Schwalbe has been a Certified Public Accountant in               59           1994
                             private practice since 1978, with primary emphasis on tax
                             planning, consultation, and compliance.

Christopher C. Siffert       Vice President - Corporate Controller. From November 1994 to         35           ____
                             January 1998, Mr. Siffert served as Internal Audit Manager for Houston Cellular Telephone Company and from July 1990 to
                             November 1994 he was employed by Arthur Andersen LLP as a
                             Senior Audit Supervisor. Mr. Siffert is a Certified Public
                             Accountant.

Paul Guy Rogers              Vice President - Business Development. Mr. Rogers has 10             53           ____
                             years experience in the geophysical industry. Prior to
                             joining Mitcham, Mr. Rogers was employed by Geo Space LP, a worldwide manufacturer of geophysical equipment, with
                             responsibilities for sales in the United States and Latin
                             America.

                      MEETINGS AND COMMITTEES OF THE BOARD

         During the fiscal year ended January 31, 2003, our Board of Directors held five meetings. Our Board of Directors has appointed an Audit Committee and a Compensation Committee, but has not appointed a Nominating Committee.

         AUDIT COMMITTEE. The Audit Committee, which is comprised of Messrs. Schwalbe, Lewis and Blum, held four meetings during the fiscal year ended January 31, 2003. The Audit Committee operates under a written charter adopted by our Board of Directors. For more information regarding the functions of the Audit Committee, see "Audit Committee Report."

         COMPENSATION COMMITTEE. The Compensation Committee, which is comprised of Messrs. Schwalbe, Lewis and Blum, held two meetings during the fiscal year ended January 31, 2003. The functions of the Compensation Committee are to: (1) review our general compensation strategy; (2) recommend the salaries and bonuses of our executive officers; and (3) review and administer our stock option plans. For more information regarding the Compensation Committee, see "Compensation Committee Report on Executive Compensation."

         ATTENDANCE AT MEETINGS. During the fiscal year ended January 31, 2003, each director attended all meetings of the Board and all meetings of the committees on which he served.


                            COMPENSATION OF DIRECTORS

         CASH COMPENSATION. We pay each of our non-employee directors an annual fee of $16,000 for their services as directors. Additionally, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.

         STOCK OPTIONS. In addition to their cash compensation, our non-employee directors are eligible, at the discretion of our full Board of Directors, to receive discretionary grants of stock options under our 2000 Stock Option Plan. For the fiscal year ending January 31, 2003, each of our non-employee directors was awarded options to purchase 20,000 shares of Common Stock, which options will vest in full on August 15, 2003 (the first anniversary of the grant date).

                             EXECUTIVE COMPENSATION

         The following table shows all compensation earned for services rendered during the fiscal years ended January 31, 2001, 2002 and 2003 by our Chief Executive Officer and each of our other executive officers (collectively, the "Named Executives").

                                               SUMMARY COMPENSATION TABLE
                                                                                          LONG-TERM
                                                    ANNUAL COMPENSATION                  COMPENSATION
                                     ------------------------------------------------   --------------
                                                                                            SHARES
                                      FISCAL YEAR                                         UNDERLYING
      NAME AND                           ENDED                                              OPTIONS         ALL OTHER
PRINCIPAL POSITION                    JANUARY 31,       SALARY($)          BONUS($)       GRANTED(#)      COMPENSATION($)
----------------------------------   --------------   --------------   --------------   --------------   ----------------
Billy F. Mitcham, Jr.                          2003          245,931                0           85,000                  0
  Chairman of the Board,                       2002          228,098           20,000           80,000                  0
  President and Chief                          2001          201,379           50,000           45,000                  0
  Executive Officer

William J. Sheppard                            2003          123,249                0           10,000                  0
  Executive Vice                               2002          118,412            5,000           20,000                  0
  President -                                  2001          108,665           25,000           30,000                  0
  International Operations

P. Blake Dupuis                                2003          160,833                0           45,000                  0
  Chief Operating Officer                      2002          144,295           15,000           30,000                  0
  and Chief Financial                          2001          128,373           35,000           45,000                  0
  Officer

Christopher C. Siffert                         2003          100,417                0           15,000                  0
  Vice President -                             2002           95,779           10,000           15,000                  0
  Corporate Controller                         2001           86,373           20,000           20,000                  0

Paul Guy Rogers(1)                             2003          110,607                0           20,000                  0
  Vice President -                             2002           27,397            5,000           10,000                  0
  Business Development

----------

  (1)  Mr. Rogers joined us on October 23, 2001.

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning stock option grants made in the fiscal year ended January 31, 2003 to the Named Executives. There were no grants of stock appreciation rights to the Named Executives during the fiscal year ended January 31, 2003.

                                                   INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------
                                                                                                       POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED ANNUAL
                              NUMBER OF           % OF TOTAL                                            RATE OF STOCK PRICE
                              SECURITIES            OPTIONS                                           APPRECIATION FOR OPTION
                              UNDERLYING           GRANTED TO        EXERCISE OR                           OPTION TERM(2)
                               OPTIONS            EMPLOYEES IN       BASE PRICE       EXPIRATION    ---------------------------
NAME                          GRANTED(#)          FISCAL YEAR           ($/SH)           DATE           5%($)         10%($)
----                       ----------------      -------------      --------------   ------------   ------------   ------------
Billy F. Mitcham, Jr.             85,000(1)               20.7                1.99       08/15/12        106,378        269,582
William J. Sheppard               10,000(1)                2.4                1.99       12/01/05(3)      12,515         31,715
P. Blake Dupuis                   45,000(1)               11.0                1.99       08/15/12         56,318        142,720
Christopher C. Siffert            15,000(1)                3.7                1.99       08/15/12         18,773         47,573
Paul Guy Rogers                   20,000(1)                4.9                1.99       08/15/02         25,030         63,431

----------

   (1) The options terminate on the earlier of their expiration date, 10 years after grant or three months after termination of employment, subject to certain exceptions. The options become exercisable in three equal annual installments beginning one year after the grant date, but vesting may be accelerated on the consummation of a specified change of control.

   (2) The indicated 5% and 10% rates of appreciation are provided to comply with SEC regulations and do not necessarily reflect our views as to the likely trend in our stock price. Actual gains, if any, on stock option exercises and the sale of Common Stock holdings will depend on, among other things, the future performance of our Common Stock and overall stock market conditions.

   (3) The vesting and expiration dates of the 10,000 options granted to Mr. Sheppard during the fiscal year ended January 31, 2003, were accelerated in connection with his resignation. See "Certain Transactions and Relationships - Resignation of William J. Sheppard."

         OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table provides information as to options exercised by the Named Executives in the 2003 fiscal year and year-end value of unexercised options held by the Named Executives.

               AGGREGATE OPTION EXERCISES IN 2003 FISCAL YEAR AND
                         JANUARY 31, 2003 OPTION VALUES

                                                                     NUMBER OF
                                                                     SECURITIES           VALUE OF
                                                                     UNDERLYING         UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS AT          OPTIONS AT
                                                                     JANUARY 31,         JANUARY 31,
                                                                       2003(#)             2003($)
                                                                   ----------------   ----------------
                              SHARES ACQUIRED        VALUE           EXERCISABLE/      EXERCISABLE/
            NAME              ON EXERCISE(#)      REALIZED($)       UNEXERCISABLE     UNEXERCISABLE(1)
--------------------------   ----------------   ----------------   ----------------   ----------------
Billy F. Mitcham, Jr.                       0                  0   151,166/153,334          0 / 0
William J. Sheppard                         0                  0   152,166/ 23,334          0 / 0
P. Blake Dupuis                             0                  0   110,500/ 80,000          0 / 0
Christopher C. Siffert                      0                  0    43,332/ 31,668          0 / 0
Paul Guy Rogers                             0                  0    10,000/ 20,000          0 / 0

-----------

  (1) Value is based on the $1.44 per share closing price of Common Stock on January 31, 2003, less the exercise price.

         EMPLOYMENT AGREEMENT. In January 1997, we entered into an employment agreement with Billy F. Mitcham, Jr., our Chief Executive Officer and Chairman of the Board. The term of the agreement, which was originally for a period of five years, is automatically extended for successive one-year periods unless either party gives written notice of termination at least 30 days prior to the end of the then-current term. The agreement provides for an annual salary and a bonus at the discretion of our Board of Directors.

         Mr. Mitcham's employment agreement may be terminated prior to the end of any extension period: upon his death; if it is determined that he has become disabled (as defined in the agreement); if he provides three months prior notice of his desire to resign; or if we provide him with notice of termination without cause (as defined in the agreement). In addition, Mr. Mitcham's employment agreement may be terminated before the end of the then-current term if our Board of Directors determines that he has: breached the agreement in any material respect; misappropriated a material business opportunity available to us; engaged in fraud or dishonesty with respect to our business; or been convicted of, or indicted for, any felony criminal offense or any crime punishable by imprisonment. If Mr. Mitcham terminates his employment within 60 days following
(i) a material reduction in his duties and responsibilities occurring without his consent or (ii) a reduction in, or our failure to pay when due, any portion of his salary, Mr. Mitcham will be entitled to payments equal to $450,000, payable ratably over the 24 months following his termination of his employment.

         For a period of two years after the termination of the agreement, Mr. Mitcham is prohibited from engaging in any business activities which are competitive with our business and from diverting any of our customers to a competitor. We have not entered into employment agreements with any of our other executive officers.

         CHANGE OF CONTROL AND SEVERANCE AGREEMENT. In February 1999, we entered into a severance and change of control agreement with P. Blake Dupuis, our Chief Operating Officer and Chief Financial Officer and a director. Under the terms of the agreement, if Mr. Dupuis' employment terminates during the 24-month period immediately following a change of control (as defined in the agreement) (such period, the "Protection Period") other than as a result of (i) his voluntary resignation, other than for "good reason" (as defined in the agreement), (ii) his retirement, (iii) a termination for "cause" (as defined in the agreement) or
(iv) by reason of his death or disability, Mr. Dupuis will be entitled to receive certain severance payments and other benefits. The severance payment amount, payable ratably over the 24 months after termination, will be equal to two times Mr. Dupuis' annual base salary on the effective date of the change of control or the date of the termination of employment. In addition, Mr. Dupuis will be entitled to receive continued medical and dental coverage under our applicable employee benefit plans (to the extent permitted by law or by the plan carriers) for the remaining portion of the Protection Period after the termination of his employment is effective, subject to earlier termination of such coverage if he becomes eligible to obtain comparable coverage from a subsequent employer. In addition, any stock options and restricted stock awarded to Mr. Dupuis that have not fully vested shall accelerate and immediately become fully vested. The term of the agreement, which was originally through December 31, 2001, is automatically extended for successive one-year periods unless we provide Mr. Dupuis with prior written notice that we are terminating the agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for our successful financial performance and for increasing shareholder value. Our executive compensation has three components: base salaries, annual performance bonuses and long-term incentive stock-based awards.

         BASE SALARIES. We determine the salary ranges for our executive officers based upon their responsibilities and the salary levels of similarly positioned officers in comparable companies. Our philosophy has been to establish base salaries in the median area of the range of such salaries at comparable companies, because we consider long-term stock-based compensation to be more important than annual base salaries in aligning the executive's financial rewards to the shareholders' financial interests for the long term. The Compensation Committee's practice has been to review the base salaries of our officers at the regular July meeting of the Board of Directors. At our July 18, 2002 meeting, we increased Mr. Mitcham's base salary by 4%. Our considerations regarding Mr. Mitcham's base salary level take into account his unique and recognized leadership position in the seismic industry. We increased the base salaries of the other Named Executives by an average of 12%.

         Presently, the annual base salary for our named executive officers is as follows:

          Name                               Title                      Salary
------------------------         ----------------------------          ---------
Billy F. Mitcham, Jr.                    President and                 $ 250,000
                                   Chief Executive Officer

P. Blake Dupuis                    Chief Operating Officer             $ 190,000
                                 and Chief Financial Officer

Christopher C. Siffert                 Vice President -                $ 105,000
                                    Corporate Controller

Paul Guy Rogers                        Vice President -                $ 108,000
                                    Business Development


         ANNUAL PERFORMANCE BONUSES. Annual bonuses are awarded using a qualitative analysis. In making our determination of whether to award an annual bonus and the amount of the bonus, we consider several factors, including our financial performance in relation to planned expectations and level of responsibility or duties, successful completion of particular projects or acquisition and implementation of new technical knowledge. For fiscal 2003, we determined that uncertain future industry condition precluded us from granting discretionary bonus awards.

         LONG-TERM STOCK-BASED COMPENSATION. We believe that a substantial percentage of executive compensation should be tied to equity-based plans and thereby directly related to improvement in shareholder value over the long term. In determining the number of options to grant, we make a subjective determination based on the same factors as we do in determining bonuses. For fiscal 2003, we approved the grant to executive officers of the options shown in the Summary Compensation Table for that fiscal year, which vest ratably over three years.

                                               The Compensation Committee


                                               John F. Schwalbe
                                               R. Dean Lewis
                                               Peter H. Blum

                   PERFORMANCE GRAPH - CUMULATIVE TOTAL RETURN

         The following graph compares our Common Stock's cumulative total return for the period beginning January 31, 1998, through January 31, 2003, to the cumulative total return on (i) the S&P's Smallcap 600 stock index and (ii) an index of peer companies we selected. In the past, we have provided a comparison of the cumulative total return on our Common Stock to the S&P Oil and Gas (Drilling & Equipment) index, and the following performance graph compares the cumulative total return on our Common Stock to the cumulative total return on that index for the period from January 31, 1998, through January 31, 2002. Because the S&P Oil and Gas (Drilling and Equipment) index was discontinued in 2002, we cannot provide a comparison of our Common Stock's cumulative total return to the cumulative total return of the S&P Oil and Gas (Drilling and Equipment) index for the period from January 31, 2002, to January 31, 2003, and have substituted an index of peer companies for comparison purposes. The cumulative total return assumes that the value of an investment in our Common Stock and each index was $100 at January 31, 1998, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS


                              (PERFORMANCE GRAPH)

                                 1/31/98     1/31/99      1/31/00      1/31/01      1/31/02      1/31/03
                               ----------   ----------   ----------   ----------   ----------   ----------
Mitcham Industries, Inc.       $   100.00   $    22.49   $    20.07   $    29.76   $    23.53   $     7.97

S&P Smallcap 600               $   100.00   $    99.39   $   109.64   $   131.92   $   135.94   $   111.10

S&P Oil & Gas (Drilling &
Equipment)                     $   100.00   $    64.95   $    90.12   $   120.37   $    74.34          N/A

Peer Company Index             $   100.00   $    37.07   $    40.44   $    60.07   $    36.42   $    16.87

         The index of peer companies consists of: Compagnie Generale de Geophysique (NYSE: GGY), Dawson Geophysical Company (NASDAQ: DWSN), Input/Output, Inc. (NYSE: IO), Omni Energy Services Corp. (NASDAQ: OMNI) and Veritas DGC, Inc. (NYSE: VTS).

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         VOTING AGREEMENT. Effective September 20, 1993, we entered into a Voting Agreement (the "Voting Agreement") with Billy F. Mitcham, Jr., Billy F. Mitcham, Sr., Paul C. Mitcham and the Mitcham Children's Trusts. Under the Voting Agreement, Mr. Mitcham, Jr. has the authority to vote all shares of Common Stock held by the parties to the agreement, which, as of May 23, 2003 includes 275,000 shares owned directly by Mr. Mitcham Jr. and an additional 134,634 shares owned by the other parties, representing 3.1% and 1.5%, respectively (for an aggregate of 4.7%), of the shares of Common Stock outstanding on such date. See "Principal Holders of Securities and Security Ownership of Management."

         The Voting Agreement will terminate on the first to occur of (i) the agreement of the parties, (ii) the transfer by the parties thereto of their shares or (iii) the expiration of 25 years. As of May 23, 2003, Paul C. Mitcham no longer held any shares of Common Stock.

         RESIGNATION OF WILLIAM J. SHEPPARD. William J. Sheppard resigned his directorship on January 22, 2003, and resigned as an executive officer and employee effective January 31, 2003. In connection with Mr. Sheppard's separation from employment, we entered into an agreement with him pursuant to which we engaged Mr. Sheppard as a consultant first, from February 1, 2003 through July 31, 2003, at a cost of $10,000 per month, which is substantially equivalent to his base salary at the time of his resignation, and again, from January 1, 2004 through December 31, 2004, at a cost of $5,000 per month, and agreed to pay his COBRA premiums through January 31, 2004. In addition, we agreed to extend the term of stock options previously granted to Mr. Sheppard to purchase an aggregate of 50,000 shares to December 1, 2005, and to accelerate the vesting of options to purchase 10,000 of those 50,000 shares that had not yet vested at the effective date of his resignation.


                             AUDIT COMMITTEE REPORT

         The primary purpose of the Audit Committee is to assist our Board of Directors in the general oversight of our financial reporting process. The Audit Committee's purpose is more fully described in its written charter, a copy of which was attached to our Proxy Statement for the fiscal year ended January 31, 2001, which was filed with the SEC on May 31, 2001. The current members of the Audit Committee are Messrs. Schwalbe, Lewis and Blum, all of which have been determined by our Board of Directors to be independent directors for purposes of the listing standards of the Nasdaq National Market.

         Management is responsible for the preparation, presentation and integrity of our financial statements and the internal controls and procedures relating to the reporting process. Our independent auditors, Hein + Associates LLP, are responsible for auditing our consolidated financial statements and expressing an opinion as to the conformity of those financial statements to generally accepted accounting principles.

         In connection with its oversight function, the Audit Committee has:

         o reviewed and discussed our audited financial statements as of and for the year ended January 31, 2003, with our management;

         o discussed with Hein + Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

         o considered whether and determined that the provision by Hein + Associates LLP of certain non-audit services during the year ended January 31, 2003 was compatible with maintaining the accountants' independence (See "Fees and Expenses of Hein + Associates LLP" below); and

         o received the written disclosures and the letter from Hein + Associates LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with the accountants of Hein + Associates LLP the accountants' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2003.


                                               The Audit Committee


                                               John F. Schwalbe
                                               R. Dean Lewis
                                               Peter H. Blum


                   FEES AND EXPENSES OF HEIN + ASSOCIATES LLP

         Audit Fees. The aggregate fees for professional services rendered to us by Hein + Associates LLP for the audit of our annual financial statements for the fiscal year ended January 31, 2003, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q filed during such fiscal year, were $100,375.

         Financial Information Systems Design and Implementation Fees. During the fiscal year ended January 31, 2003, Hein + Associates LLP did not provide us with any information technology services relating to financial information systems design and implementation.

         All Other Fees. During the fiscal year ended January 31, 2003, the aggregate fees billed by Hein + Associates LLP for services rendered to us, other than the services described above under the caption Audit Fees, were $92,264, all of which were incurred in connection with tax-related matters.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Hein + Associates LLP has served as our independent auditors since 1993. In accordance with the recommendation of the Audit Committee, our Board of Directors has selected Hein + Associates LLP as the independent auditors to audit our books, records and accounts for the fiscal year ending January 31, 2004.

         One or more representatives of Hein + Associates LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Hein + Associates LLP are expected to be available to respond to appropriate questions.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF HEIN + ASSOCIATES LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.


                                  ANNUAL REPORT

         Our Annual Report covering the fiscal year ended January 31, 2003, accompanies this Proxy Statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material. Additional copies of the Annual Report are available upon request.


                                  OTHER MATTERS

         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT. Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding Common Stock to file initial reports of ownership and changes in ownership of Common Stock with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received, we believe that all filings required to be made under Section 16(a) were timely made.

         OTHER MATTERS. As of June 12, 2003, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of our Board of Directors.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholders wishing to submit proposals for consideration by our Board of Directors at our 2004 Annual Meeting of Shareholders should submit them to us in writing (marked "Shareholder Proposal, Attention: Corporate Secretary") no later than February 10, 2004, so that we may consider the proposal for inclusion in our proxy statement and form of proxy for that meeting.

         A shareholder who wishes to make a proposal at the 2004 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of the proposal by April 28, 2004. If a shareholder fails to timely give notice of a potential proposal, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.


                                          By Order of the Board of Directors,



                                          P. Blake Dupuis
                                          Secretary
June 12, 2003

                            MITCHAM INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 17, 2003


P The proxies appointed on the following page are directed to vote as specified below, and in their discretion, on all other matters coming before the meeting. If no instructions are given, the proxy will vote "FOR" all director nominees listed below and "FOR" the ratification of the selection of independent auditors. This proxy is solicited by the Board of Directors of Mitcham Industries, Inc.

R        1.    ELECTION OF DIRECTORS -- Billy F. Mitcham, Jr., P. Blake
               Dupuis, R. Dean Lewis, John F. Schwalbe and Peter H. Blum.

O                [ ]      Vote FOR all nominees listed above, except
                          vote withheld from (to withhold authority to vote for any individual nominee, write in the names on the line below:)

                 --------------------------------------------------------

X                [ ]      Vote WITHHELD from all nominees


Y        2.       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                 [ ]  FOR          [ ]  AGAINST       [ ]   ABSTAIN

                 [ ]  I plan to attend the meeting.



              PLEASE SIGN, DATE AND RETURN THE FOLLOWING PROXY CARD
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.

                            MITCHAM INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 17, 2003

The undersigned hereby appoints Billy F. Mitcham, Jr. and P. Blake Dupuis, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Mitcham Industries, Inc. to be held July 17, 2003, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned is entitled to vote on all matters coming before said meeting.


                                    Dated:________________________, 2003




                                    -------------------------------------------
                                                  Signature



                                    -------------------------------------------
                                             Signature if held jointly


                                             THIS PROXY MUST BE SIGNED EXACTLY
                                    AS THE SHAREHOLDER'S NAME APPEARS HEREON.
                                    Executors, administrators, trustees, etc., should give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer. If shareholder is a partnership, please sign partnership name by authorized person.